As filed with the Securities and Exchange Commission on August 14, 2014

Registration No. 333-175972

Registration No. 333-151395

Registration No. 333-134878

Registration No. 333-116624

Registration No. 333-105694

Registration No. 333-105693

Registration No. 333-46990

Registration No. 333-30558

Registration No. 333-81243

Registration No. 33-91254

Registration No. 33-72622

Registration No. 33-60194

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-175972

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-151395

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-134878

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-116624

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-105694

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-105693

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-46990

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-30558

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-81243

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-91254

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-72622

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-60194

QUESTCOR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

California	33-0476164
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1300 Kellogg Drive, Suite D

Anaheim, California 92807

(Address of Principal Executive Offices)

2006 EQUITY INCENTIVE AWARD PLAN

QUESTCOR PHARMACEUTICALS, INC. 2004 NON-EMPLOYEE DIRECTORS’ EQUITY INCENTIVE PLAN

AMENDED AND RESTATED 2003 EMPLOYEE STOCK PURCHASE PLAN

2003 EMPLOYEE STOCK PURCHASE PLAN

QUESTCOR PHARMACEUTICALS, INC. 2003 EMPLOYEE STOCK PURCHASE PLAN

2000 EMPLOYEE STOCK PURCHASE PLAN

QUESTCOR PHARMACEUTICALS, INC. 1993 NON-EMPLOYEE DIRECTORS’ EQUITY INCENTIVE PLAN

QUESTCOR PHARMACEUTICALS, INC. 1992 STOCK OPTION PLAN

1993 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

1993 NON-EMPLOYEE DIRECTORS’ EQUITY INCENTIVE PLAN

1992 STOCK OPTION PLAN

(Full Title of the Plans)

1300 Kellogg Drive, Suite D

Anaheim, California 92807

(714) 786-4200

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

Questcor Pharmaceuticals, Inc. (the “Registrant”), is filing this Post-Effective Amendment to each of the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) to deregister any and all securities that remain unsold under such Registration Statements.

(1)	Registration Statement No. 333-175972, filed with the Securities Exchange Commission (the “Commission”) on August 1, 2011, registering the offer and sale of the Registrant’s common stock, no par value per share (the “Common Shares”), issuable pursuant to the Registrant’s 2006 Equity Incentive Award Plan and Amended and Restated 2003 Employee Stock Purchase Plan;

(2)	Registration Statement No. 333-151395, filed with the Commission on June 3, 2008, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Registrant’s 2003 Employee Stock Purchase Plan;

(3)	Registration Statement No. 333-134878, filed with the Commission on June 9, 2006, registering the offer and sale of shares of the Registrant’s Common Shares, issuable pursuant to the Registrant’s 2006 Equity Incentive Award Plan and 2003 Employee Stock Purchase Plan;

(4)	Registration Statement No. 333-116624, filed with the Commission on June 18, 2004, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Registrant’s Questcor Pharmaceuticals, Inc. 2004 Non-Employee Directors’ Equity Incentive Plan;

(5)	Registration Statement No. 333-105694, filed with the Commission on May 30, 2003, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Registrant’s Questcor Pharmaceuticals, Inc. 2003 Employee Stock Purchase Plan;

(6)	Registration Statement No. 333-105693, filed with the Commission on May 30, 2003, registering the offer and sale of shares of the Registrant’s Common Shares, issuable pursuant to the Registrant’s Questcor Pharmaceuticals, Inc. 1992 Stock Option Plan and Questcor Pharmaceuticals, Inc. 1993 Non-Employee Directors’ Equity Incentive Plan;

(7)	Registration Statement No. 333-46990, filed with the Commission on September 29, 2000, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Registrant’s 2000 Employee Stock Purchase Plan;

(8)	Registration Statement No. 333-30558, filed with the Commission on February 16, 2000, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Registrant’s 1993 Non-Employee Directors’ Equity Incentive Plan and 1992 Stock Option Plan;

(9)	Registration Statement No. 333-81243, filed with the Commission on June 22, 1999, registering the offer and sale of shares of the Registrant’s Common Shares, issuable pursuant to the Registrant’s 1993 Non-Employee Directors’ Equity Incentive Plan and 1992 Stock Option Plan;

(10)	Registration Statement No. 33-91254, filed with the Commission on April 17, 1995, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Registrant’s 1992 Stock Option Plan;

(11)	Registration Statement No. 33-72622, filed with the Commission on December 8, 1993, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Registrant’s 1993 Non-Employee Directors’ Stock Option Plan; and

(12)	Registration Statement No. 33-60194, filed with the Commission on March 29, 1993, registering the offer and sale of shares of the Registrant’s Common Shares, issuable pursuant to the Registrant’s 1992 Stock Option Plan.

On August 14, 2014, pursuant to the Agreement and Plan of Merger, dated April 5, 2014, among the Registrant, Mallinckrodt plc, an Irish public limited company (“Mallinckrodt”), and Quincy Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Mallinckrodt (“Merger Sub”), Registrant will be merged with and into Merger Sub, with the Registrant being the surviving entity (the “Merger”).

In connection with the Merger, the Registrant has terminated all offers and sales of its securities registered pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. The Registrant hereby removes from registration any and all securities registered but unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anaheim, State of California on the 14th day of August 2014.

QUESTCOR PHARMACEUTICALS, INC.

Date: August 14, 2014

/s/ Michael H. Mulroy
Michael H. Mulroy Executive Vice President, Strategic Affairs and General Counsel

No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.